Exhibit 99.1

Warburg Pincus Capital Corporation I-B will redeem its Public Shares and will not consummate an initial business combination

New York, February 23, 2022 – Warburg Pincus Capital Corporation I-B (the “Company”) (NYSE: WPCB), a special purpose acquisition company, today announced that it will redeem all of its outstanding Class A ordinary shares, par value $0.0001 previously issued to the public (the “Public Shares”), effective as of the close of business on March 10, 2023, because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association (the “Articles”).

As stated in the Company’s Articles and in the Company’s registration statement on Form S-1 (Registration No. 333- 253212), initially filed with the United States Securities and Exchange Commission (the “Commission”) on February 17, 2021, relating to the Company’s initial public offering (the “Form S-1”), if the Company is unable to complete an initial business combination within 24 months of the initial public offering, the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to the Company to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Net of taxes and dissolution expenses, the per-share redemption price for the Public Shares is expected to be approximately $10.20 (the “Redemption Amount”). In accordance with the terms of the related trust agreement, the Company expects to retain $100,000 of the interest and dividend income from the Trust Account to pay dissolution expenses.

The Company anticipates that the last day of trading in the Class A ordinary shares will be March 9, 2023. As of the close of business on March 10, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be payable to the holders of the Public Shares upon presentation of their respective share or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants. The Company’s sponsor and each of its officers and directors have waived, with respect to the Company’s Class B ordinary shares issued in a private placement prior to the Company’s initial public offering held by it, her or him, as applicable, any redemption rights it, she or he may have. After March 10, 2023, the Company shall cease all operations except for those required to wind up the Company’s business.

The Company expects that The New York Stock Exchange (“NYSE”) will file a Form 25 with the Commission to delist its securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About Warburg Pincus Capital Corporation I-B

Warburg Pincus Capital Corporation I-B is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. The sponsor of the Company is an affiliate of Warburg Pincus LLC.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward looking statements. When used in this press release, words such as “may,” “should,” “could,” “would,” “anticipate,” “seek,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such statements include, but are not limited to, statements regarding the Company’s intention to redeem all of its outstanding Public Shares, the Company’s cash position or cash held in the Trust Account, the Redemption Amount or the timing when the Company’s Public Shares will cease trading on NYSE. Such statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Contacts

Kerrie Cohen, Warburg Pincus

Kerrie.cohen@warburgpincus.com

917-887-9184